Exhibit 10.29

MUTUAL GENERAL RELEASE

This Mutual General Release is executed this 2nd day of July, 2007 between Cornell Capital Partners, L.P. and Eagle Broadband, Inc.

WHEREAS disputes and differences have arisen between the parties with respect to a convertible debenture agreement which resulted in the filing of a legal action in the United States District Court for the District of New Jersey, captioned as Cornell Capital Partners, L.P. v. Eagle Broadband, Inc., Civil Action No. 2:03-cv-1860 (SDW) (the “Lawsuit”);

WHEREAS the parties have agreed to amicably resolve, settle and compromise all disputes and differences they have or may have arising out of, and limited to, the Lawsuit existing as of this date, known or unknown, which are released below;

NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein and the convertible debentures issued by Eagle Broadband, Inc. in the aggregate amount of one million one hundred and fifty thousand dollars ($1,150,000.00) (collectively referred to as the "Convertible Debentures" individually referred to as a “Convertible Debenture”) that is subject to the terms of conversion as set forth herein in Exhibit A annexed hereto and made a part hereof, and other valuable consideration paid to the receipt and sufficiency of which is hereby acknowledged, each Party hereby:

1.

Acknowledge that the Convertible Debenture in the amount of One Million Dollars ($1,000,000)  and the shares of Common Stock issuable thereunder are issued in place of shares of Common Stock of the Company to which Cornell Capital Partners, L.P. was entitled as of July 16, 2003, October 2, 2002 and December 1, 2002 and should have been delivered to Cornell Capital Partners, L.P. as of such dates which such failure to deliver such shares of Common Stock formed the basis of the Lawsuit.  The Convertible Debenture and such shares of Common Stock issuable thereunder shall be deemed to have a holding period that commenced as of July 16, 2003 October 2, 2002 and December 1, 2002 and therefore such shares of Common Stock may be sold without volume restrictions pursuant to Rule 144(k).  At such time and from time to time as Cornell Capital Partners, L.P. exercises conversions of the Convertible Debenture and requires and an opinion of counsel from in order to sell such shares of Common Stock pursuant to Rule 144(k) Eagle Broadband, Inc. shall within five (5) business days obtain at their expense, such opinion of counsel from counsel to Eagle Broadband, Inc.

2.

Acknowledge that this settlement is the subject of an Order from the United States District Court for the District of New Jersey dated May 31, 2007.

3.

 Acknowledge that the Convertible Debenture in the amount of One Hundred Fifty Thousand Dollars ($150,000)  and the shares of Common Stock issuable thereunder are issued as payment for legal fees to which Cornell Capital Partners, L.P. was entitled as of the date hereof pursuant to this Settlement Agreement which is being executed  in connection with the Lawsuit.    In the event that such shares of Common Stock issuable thereunder are not registered at such time and from time to time as Cornell Capital Partners, L.P. exercises conversions of the Convertible Debenture and requires and an opinion of counsel in order to sell such shares of Common Stock pursuant to Rule 144 or Rule 144(k) Eagle Broadband, Inc. shall within five (5) business days obtain at their expense, such opinion of counsel from counsel to Eagle Broadband, Inc.

4.

Remises, releases, acquits, satisfies and forever discharges the other Party and its heirs, personal representatives, successors, assigns, employees, agents and attorneys from all actions suits, debts, dues, sums of money, accounts, reckonings, bonds, bills specialties, promises, damages, judgments, executions, claims and demands whatsoever arising from and limited to the Lawsuit described herein and the claims that were raised, or could have been raised in that litigation, in law or in equity, which the releasing party ever had, now has, or may have, or which any personal representatives, successors, assigns, employees, agents and attorneys, for, or upon by reason of any matter, cause or thing whatsoever strictly relating  to the lawsuit described herein, from the beginning of the world to the date of this Release.

5.

This agreement shall be governed by, and interpreted, construed, and enforced in accordance with the laws of the State of New Jersey without reference to conflict of laws principles.

6.

Each person signing this agreement represents that he or she has the authority to execute same on behalf of the Party for whom he or she is signing and to bind that Party, and all who might claim through it, to the terms of this agreement.

7.

This agreement may not be amended or modified except by a written instrument signed by all of the Parties hereto.

8.

The Parties agree that this agreement may not be used as evidence in a proceeding of any kind except one in which a Party alleges a breach of the terms of this agreement or one in which a Party elects to use this agreement as a defense to any claim.

9.

The Parties acknowledge and agree that this agreement embodies a compromise which is not in any respect, or for any purpose, to be deemed as or construed to be an admission, other than  the acknowledgement in section 1 herein or concession of any liability whatsoever on the part of any Party.

10.

This agreement is intended by the Parties as a final expression of their agreement and as a complete and exclusive statement of its terms.  This agreement, including the recitals set forth herein, constitutes the entire and only agreement and understanding among the Parties, and supersedes any and all prior discussions, negotiations and/or agreements, whether oral or in writing, among the Parties.

11.

The parties hereto agree that the Form 8-K disclosing this settlement shall be prepared by Eagle Broadband and their counsel and provided to Cornell Capital Partners, L.P. for their review twenty four (24) hours prior to its filing with the United States Securities and Exchange Commission.

12.

The Parties further agree that all disclosures of this settlement to be provided to Cornell Capital Partners, L.P.’s accountants and it’s existing and/or prospective investors, shall be prepared by Cornell Capital Partners, L.P. and/or it’s counsel.

13.

This agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.

If any provision of this agreement is held to be invalid by a court of competent jurisdiction, the remaining provisions will nevertheless remain in full force and effect.

15.

Upon execution of this agreement and execution of the Convertible Debenture contemplated herein, the Parties will file a Stipulation for Dismissal with Prejudice in the Lawsuit.

16.

Events of Default.  Each of the following shall be Events of Default under this Agreement:

a)

Failure of Eagle Broadband to obtain an opinion of counsel in accordance with paragraph 1 of this Agreement;

b)

Failure of Eagle Broadband to honor such Conversion Notices as Cornell Capital Partners, L.P. may issue to Eagle Broadband pursuant to the Convertible Debentures as contemplated herein; and

c)

Breach of any other obligation of Eagle Broadband set forth herein or in the Convertible Debentures.

17.

Notice of Default.  Upon receipt of written notice from Cornell Capital Partners, L.P. of an Event of Default, Eagle Broadband must cure such default and provide Cornell Capital, L.P. with proof of such cure within three (3) business days from receipt of such notice of default, or Cornell Capital Partners, L.P. shall exercise its rights as set forth below in paragraph 17(c) of this Agreement.

18.

Consent Judgment.  As security for Eagle Broadband’s performance under this Agreement and the Convertible Debenture, the parties agree as follows:

a)

Eagle Broadband shall execute and deliver to Cornell Capital Partners, L.P. the Consent Judgment in the form annexed as Exhibit B.

b)

Provided that there has been no Event of Default, Cornell Capital Partners, L.P. shall forbear from taking any steps to enter, levy or execute on said Consent Judgment.

c)

In case any Event of Default does occur and is not cured pursuant to paragraph 16 of this Agreement, Cornell Capital Partners, L.P. must take any and all steps to file, enforce, levy or execute on the Consent Judgment.

WHEREFORE, the Parties state they have read this agreement and fully understand and accept its terms in their entirety and without reservation.

Cornell Capital Partners, L.P.

By:   Yorkville Advisors, LLC

Its:    Investment Manager

(Sign)___/s/ Mark Angelo___________

Dated: July 2, 2007

Mark Angelo President and Portfolio Manager

Print name and title on behalf of Cornell Capital Partners, L.P.

STATE OF NEW JERSEY

COUNTY OF Hudson, On July 2, 2007, Mark Angelo personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person:

a)

is named in and personally signed this document

b)

signed and sealed and delivered this document as his or her act and deed.

/s/ Arlene M. Kilonowski

Notary Public

Eagle Broadband, Inc.

(Sign)

/s/ David Micek

Dated: July 2, 2007

David Micek, President & CEO

Print name and title on behalf of Eagle Broadband, Inc.

STATE OF TEXAS

COUNTY OF GALVESTON, 2007, DAVID MICEK personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person:

a)

is named in and personally signed this document

b)

signed and sealed and delivered this document as his or her act and deed.

/s/ Diane Millican

Notary Public

EXHIBIT A

CONVERTIBLE DEBENTURE CONVERSION TERMS & RESTRICTIONS

1.

Eagle Broadband, Inc. ("Eagle") will provide a Rule 144 or Rule 144(k), as applicable herein, opinion relating to the resale of the unregistered shares.

2.

The conversion price in effect on any Conversion Date shall be equal to ninety eight and one half percent (98.5%) of the average Volume Weighted Average Prices of the Common Stock during the three (3) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the “Conversion Price”).

3.

In the event that the Conversion Price is less than Eighty Cents ($0.80) Cornell shall not convert in excess of Three Hundred Thousand Dollars ($300,000) of principal amount of the Convertible Debentures in any single conversion.

4.

The parties hereto agree that the Form 8-K disclosing this settlement shall be prepared by Eagle Broadband and their counsel and provided to Cornell Capital Partners, L.P. for their review twenty four (24) hours prior to its filing with the United States Securities and Exchange Commission.

5.

The Parties further agree that all disclosures of this settlement to be provided to Cornell Capital Partners, L.P.’s accountants and it’s existing and/or prospective investors, shall be prepared by Cornell Capital Partners, L.P. and/or it’s counsel.